EXHIBIT 23.1

                              CONSENT OF AUDITORS

 DAVIDSON & COMPANY      Chartered Accountants
                                     A Partnership of Incorporated Professionals











                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of Timebeat.com Enterprises Inc. on Form S-8 of our Independent Auditor's Report dated June 6, 2002 appearing in and incorporated by reference in the Annual Report of Form 10-KSB of Timebeat.com Enterprises Inc. for the year ended March 31, 2002 and the reference of us under the heading "Expert" in this Registration Statement.





                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

November 13, 2002





                          A Member of SC INTERNATIONAL

  1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                 Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172